CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 27, 2016, relating to the financial statements and financial highlights of GPS Funds I and GPS Funds II, comprising GuideMark Large Cap Core Fund, GuideMark Emerging Markets Fund, GuideMark Small/Mid Cap Core Fund, GuideMark World ex-US Fund, GuideMark Opportunistic Equity Fund, GuideMark Core Fixed Income Fund, GuideMark Tax-Exempt Fixed Income Fund, GuideMark Opportunistic Fixed Income Fund, GuidePath Growth Allocation Fund, GuidePath Conservative Allocation Fund, GuidePath Tactical Allocation Fund, GuidePath Absolute Return Allocation Fund, GuidePath Multi-Asset Income Allocation Fund, GuidePath Flexible Income Allocation Fund, and GuidePath Managed Futures Strategy Fund, for the periods ended March 31, 2016, and to the references to our firm under the headings "Counsel, Independent Registered Public Accounting Firm and Service Providers" and "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
July 28, 2016